As filed with the Securities and Exchange Commission on April 10, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	2836	38-3982704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

____________________

7 Clarke Drive

Cranbury, New Jersey 08512

(609) 619-3990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Lawrence A. Kenyon

President, Chief Executive Officer and Chief Financial Officer

Outlook Therapeutics, Inc.

7 Clarke Drive

Cranbury, New Jersey 08512

(609) 619-3990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Yvan-Claude Pierre Marianne C. Sarrazin Pia Kaur Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000	Lawrence A. Kenyon Outlook Therapeutics, Inc. 7 Clarke Drive Cranbury, New Jersey 08512 (609) 619-3990	Jack Hogoboom Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (212) 262-6700

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-229761)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filter ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share(2)	$3,435,000	$416.32
Common Stock Purchase Warrants and shares of Common Stock, $0.01 par value per share, underlying Common Stock Purchase Warrants	$9,972,000	$1,208.61
Total	$13,407,000	$1,624.93
(1)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416, under the Securities Act the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Outlook Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-229761) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on February 21, 2019, and which the Commission declared effective on April 9, 2019.

The Registrant is filing this Registration Statement with respect to the registration of additional shares of common stock (the “Shares”) and additional warrants to purchase shares of common stock (the “Warrants”) and shares of common stock issuable upon exercise of the Warrants. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Cooley LLP
23.1	Consent of independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of registration statement on Form S-1 (File No. 333-229761), filed with the Securities and Exchange Commission on February 21, 2019, and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranbury, New Jersey, on April 10, 2019.

OUTLOOK THERAPEUTICS, INC.

By: /s/ Lawrence A. Kenyon
Lawrence A. Kenyon
President, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Ralph H. Thurman	Executive Chairman	April 10, 2019

/s/ Lawrence A. Kenyon Lawrence A. Kenyon	President and Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 10, 2019

* Yezan Haddadin	Director	April 10, 2019

* Kurt J. Hilzinger	Director	April 10, 2019

* Pankaj Mohan, Ph.D.	Director	April 10, 2019

* Faisal G. Sukhtian	Director	April 10, 2019

* Joe Thomas	Director	April 10, 2019

* Joerg Windisch, Ph.D.	Director	April 10, 2019

By:  /s/ Lawrence A. Kenyon

Attorney-in-Fact